Exhibit (g)(4)

Reinsurance Agreement: RGA Reinsurance Company, June 1, 2000

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE INFORMATION IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMITTED INFORMATION IS INDICATED BY [*].

AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in Exhibit I attached to this Amendment and hereinafter collectively referred to as the “Agreements” or individually referred to as the “Agreement”)

between

AMERITAS LIFE INSURANCE CORP.

Lincoln, Nebraska

(hereinafter referred to as the “Ceding Company”) and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective February 1, 2020

This Amendment replaces in its entirety the amendment to the Reinsurance Agreements (as listed in Exhibit I attached to this Amendment) between the Ceding Company and the Reinsurer as of its original effective date.

WHEREAS, the Ceding Company and the Reinsurer have agreed to accommodate a change in the Ceding Company’s Maximum Retention Per Life limits and to make changes to the Automatic Binding Limits and the Jumbo Limits within the Agreements subject to limitations as specifically stated below; and

WHEREAS, the Ceding Company and the Reinsurer have agreed to apply such changes to the Agreements beginning February 1, 2020 as to new life insurance business reinsured under the Agreements that is issued by the Ceding Company or applied for on and after February 1, 2020, subject to specified exceptions.

NOW THEREFORE, it is mutually agreed that effective February 1, 2020:

I.	The Agreements are amended to reflect that the Ceding Company's Maximum Retention Per Life limits, the Automatic Binding Limits and the Jumbo Limits which are set forth below will apply to all new life insurance either issued by the Ceding Company or applied for, as specified in each Agreement, on and after February 1, 2020, and reinsured under the Agreements subject to the exceptions listed in Section II below.

A.	Ceding Company's Maximum Retention Per Life Limits under this and all other Agreements:

The Maximum Retention Per Life is the maximum dollar amount of risk, which includes both single and joint life coverage, that the Ceding Company and its affiliates, in total, may hold on an individual insured according to its published retention schedule, as shown below.

For clarity, if a Policy Death Benefit (“Policy Death Benefit” is herein clarified as the death benefit of the underlying policy reinsured under the Agreement) is initially less than the amount required to reach the Maximum Retention Per Life, and the policy’s

Ultimate Amount is sufficient to exceed the Maximum Retention Per Life, then the Reinsurer will not participate in any increases in the Policy Death Benefit, such as but not limited to Death Benefit Option C, unless the Reinsurer participated in a portion of the policy from issue.

Maximum Retention Per Life:

Issue Ages	Not Rated	Table 1–4 (A-D) Flat Extras Up to $ [*]	Table 5-16 (E-P) Flat Extras $[*] and up
0-65	[*]	[*]	[*]
66-75	[*]	[*]	[*]
76-80	[*]	[*]	[*]
81-85	[*]	[*]	[*]

Joint and Last Survivorship Life Retention:

The greater of the two applicable single life Ceding Company Maximum Retention Per Life limits less the greater of any previously retained amount on either of the single lives. For second-to-die policies, the Ceding Company will not backfill its retention if the life with the most existing coverage is the first death.

B.	Automatic Binding Limits:

Issue Ages	Pool Maximum* Not Rated	Pool Maximum* Table 1–4 (A-D) Flat Extras Up to $[*]	Pool Maximum* Table 5-16 (E-P) Flat Extras $[*] and up
0-65	[*]	[*]	[*]
66-75	[*]	[*]	[*]
76-80	[*]	[*]	[*]
81-85	[*]	[*]	[*]

* The pool maximum Automatic Binding Limit amounts include the Ceding Company’s Maximum Retention Per Life. The Reinsurer’s share of the reinsurance pool is specified in each of the underlying Agreements.

C.	Jumbo Limits:

Ages	Standard - Table D	Table E-P
0-80	[*]	[*]
81-85	[*]	[*]

Pre-Issue Notification:

As a service, the Reinsurer will assist the Ceding Company in identifying applicants who are possibly over the Jumbo Limit prior to policy issue based on information that is in the Reinsurer’s possession at the time of pre-issue notification. The Ceding Company acknowledges that this service is for informational purposes only and, that by rendering this service, the Reinsurer makes no assurances regarding compliance with the Jumbo Limit. Failure by the Reinsurer to respond to such inquiries does not imply compliance with the Jumbo Limit. It is the Ceding Company’s sole decision as to how the information provided by the Reinsurer is used.

The Ceding Company will make every effort to notify the Reinsurer on each pending policy application, including those under ASAP™ consideration (if applicable under the Agreement), where the total in force and applied for amount in all companies is less than the Jumbo Limit but greater than $[*]. Should the Ceding Company fail to notify the Reinsurer pre-issue, the non-ASAP™ policy will remain eligible for Automatic reinsurance and the ASAP™ policy will remain eligible for Facultative reinsurance as defined in the Agreement.

The above tables should not be construed to provide coverage or limits outside of the age ranges and ratings applicable to the plans reinsured under the Agreements.

For clarity, to be eligible for Automatic reinsurance, the total Ultimate Amount in force and currently applied for on the life with the Ceding Company and its affiliates, which includes both single and joint life coverage and any external coverage to be replaced, does not exceed the Automatic Binding Limit shown above.

Additionally, to be eligible for Automatic reinsurance, the total Policy Death Benefit in force and currently applied for on the life with all companies, which includes both single and joint life coverage and any coverage to be replaced, plus the Ultimate Amount in force and currently applied for with the Ceding Company and its affiliates, which also includes both single and joint life coverage and any external coverage to be replaced, may not exceed the Jumbo Limit shown above.

If either the Automatic Binding Limit or Jumbo Limit is exceeded, the Ceding Company may submit the risk to the Reinsurer for Facultative review. The Ultimate Amount is the projected maximum Policy Death Benefit that a policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the policy form, including any contractual increases, as well as applicable riders and additional benefits.

II.	Notwithstanding the foregoing, the Ceding Company's Maximum Retention Per Life limits, the Automatic Binding Limits and the Jumbo Limits set forth above in Section I of this Amendment shall not apply to COLI/BOLI, foreign national, group term carve-out, simplified issue, guaranteed issue, and any other life insurance business issued by the Ceding Company that does not follow its fully underwritten guidelines, regardless of when such business was applied for or issued. For clarification, the limits set forth above in Section I of this Amendment shall also not apply to any fully underwritten (non- contractual) increase on a policy with Death Benefit Option C, that was issued prior to February 1, 2020, regardless of when such increase was applied for or issued. As to business excluded under this Section II, the existing Ceding Company Maximum Retention Per Life limits, Automatic Binding Limits, and Jumbo Limits described in the Agreements shall continue to apply to such business without regard to the changes made in this Amendment.

III.	All other provisions of the Agreements not specifically modified herein will remain unchanged.

IV.	This Amendment will be attached to and form a part of the Agreements.

IN WITNESS WHEREOF, this Amendment is made in duplicate and hereby executed by both parties as follows.

AMERITAS LIFE INSURANCE CORP.

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

Amendment to the Reinsurance Agreements (as listed in Exhibit 1 attached to this Amendment and hereinafter collectively referred to as the “Agreements” or individually referred to as the “Agreement”) between AMERITAS LIFE INSURANCE CORP. of Lincoln, Nebraska (the “Ceding Company") and RGA REINSURANCE COMPANY of Chesterfield, Missouri (the “Reinsurer").

WHEREAS, the Ceding Company and the Reinsurer have agreed to accommodate a change in the Ceding Company’s Maximum Retention Per Life limits and to make changes to the Automatic Binding Limits and the Jumbo Limits within the Agreements subject to limitations as specifically stated below; and

WHEREAS, the Ceding Company and the Reinsurer have agreed to apply such changes to the Agreements beginning February 1, 2020 as to new life insurance business reinsured under the Agreements that is issued by the Ceding Company or applied for on and after February 1, 2020, subject to specified exceptions.

NOW THEREFORE, it is mutually agreed that effective February 1, 2020:

I.	The Agreements are amended to reflect that the Ceding Company's Maximum Retention Per Life limits, the Automatic Binding Limits and the Jumbo Limits which are set forth below will apply to all new life insurance either issued by the Ceding Company or applied for, as specified in each Agreement, on and after February 1, 2020, and reinsured under the Agreements subject to the exceptions listed in Section II below.

(i)	Ceding Company's Maximum Retention Per Life Limits under this and all other Agreements:

The Maximum Retention Per Life is the maximum dollar amount of risk, which includes both single and joint life coverage, that the Ceding Company and its affiliates, in total, may hold on an individual insured according to its published retention schedule, as shown below.

For clarity, if a Policy Death Benefit (“Policy Death Benefit” is herein clarified as the death benefit of the underlying policy reinsured under the Agreement) is initially less than the amount required to reach the Maximum Retention Per Life, and the policy’s Ultimate Amount is sufficient to exceed the Maximum Retention Per Life, then the Reinsurer will not participate in any increases in the Policy Death Benefit, such as but not limited to Death Benefit Option C, unless the Reinsurer participated in a portion of the policy from issue.

All Business Except Policies with Death Benefit Option C:

Issue Ages	Not Rated	Table 1–4 (A-D) Flat Extras Up to $[*]	Table 5-16 (E-P) Flat Extras $[*] and up
0-65	[*]	[*]	[*]
66-75	[*]	[*]	[*]
76-80	[*]	[*]	[*]
81-85	[*]	[*]	[*]

Policies with Death Benefit Option C:

For policies with death benefit option C, the Ceding Company will retain [*]% of the amounts specified in the Maximum Retention Per Life table above on an excess basis.

Joint and Last Survivorship Life Retention:

The greater of the two applicable single life Ceding Company Maximum Retention Per Life limits less the greater of any previously retained amount on either of the single lives. For second-to-die policies, the Ceding Company will not backfill its retention if the life with the most existing coverage is the first death.

(ii)	Automatic Binding Limits:

Issue Ages	Pool Maximum* Not Rated	Pool Maximum* Table 1–4 (A-D) Flat Extras Up to $[*]	Pool Maximum* Table 5-16 (E-P) Flat Extras $[*] and up
0-65	[*]	[*]	[*]
66-75	[*]	[*]	[*]
76-80	[*]	[*]	[*]
81-85	[*]	[*]	[*]

* The pool maximum Automatic Binding Limit amounts include the Ceding Company’s Maximum Retention Per Life. The Reinsurer’s share of the reinsurance pool is specified in each of the underlying Agreements.

(iii)	Jumbo Limits:

Ages	Standard - Table D	Table E-P
0-80	[*]	[*]
81-85	[*]	[*]

Pre-Issue Notification:

As a service, the Reinsurer will assist the Ceding Company in identifying applicants who are possibly over the Jumbo Limit prior to policy issue based on information that is in the Reinsurer’s possession at the time of pre-issue notification. The Ceding Company acknowledges that this service is for informational purposes only and, that by rendering this service, the Reinsurer makes no assurances regarding compliance with the Jumbo Limit. Failure by the Reinsurer to respond to such inquiries does not imply compliance with the Jumbo Limit. It is the Ceding Company’s sole decision as to how the information provided by the Reinsurer is used.

The Ceding Company will make every effort to notify the Reinsurer on each pending policy application where the total in force and applied for amount in all companies is less than the Jumbo Limit but greater than $[*]. Should the Ceding Company fail to notify the Reinsurer pre-issue, the policy will remain eligible for Automatic reinsurance as defined in the Agreements.

The above tables should not be construed to provide coverage or limits outside of the age ranges and ratings applicable to the plans reinsured under the Agreements.

For clarity, to be eligible for Automatic reinsurance, the total Ultimate Amount in force and currently applied for on the life with the Ceding Company and its affiliates, which includes both single and joint life coverage and any external coverage to be replaced, does not exceed the Automatic Binding Limit shown above.

Additionally, to be eligible for Automatic reinsurance, the total Policy Death Benefit in force and currently applied for on the life with all companies, which includes both single and joint life coverage and any coverage to be replaced, plus the Ultimate Amount in force and currently applied for with the Ceding Company and its affiliates, which also includes both single and joint life coverage and any external coverage to be replaced, may not exceed the Jumbo Limit shown above.

If either the Automatic Binding Limit or Jumbo Limit is exceeded, the Ceding Company may submit the risk to the Reinsurer for Facultative review. The Ultimate Amount is the projected maximum Policy Death Benefit that a policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the policy form, including any contractual increases, as well as applicable riders and additional benefits.

II.	Notwithstanding the foregoing, the Ceding Company's Maximum Retention Per Life limits, the Automatic Binding Limits and the Jumbo Limits set forth above shall not apply to COLI/BOLI, foreign national, group term carve-out, simplified issue, guaranteed issue, and any other life insurance business issued by the Ceding Company that does not follow its fully underwritten guidelines, regardless of when such business was applied for or issued. As to business excluded under this Section II, the existing Ceding Company Maximum Retention Per Life limits, Automatic Binding Limits, and Jumbo Limits described in the Agreements shall continue to apply to such business without regard to the changes made in this Amendment.

III.	All other provisions of the Agreements not specifically modified herein will remain unchanged.

IV.	This Amendment will be attached to and form a part of the Agreements.

IN WITNESS WHEREOF, this Amendment is made in duplicative and hereby executed by both parties as follows.

AMERITAS LIFE INSURANCE CORP.

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in Exhibit I attached to this Amendment and hereinafter collectively referred to as the "Agreements")

between

AMERITAS LIFE INSURANCE CORP.

Lincoln, Nebraska

(hereinafter referred to as the "Ceding Company") and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the "Reinsurer")

This Amendment is Effective as Indicated Below

I.	FLAT EXTRA CALCULATION FOR PERMANENT PLANS

As of the original effective date of each Agreement affected by this Amendment as listed in the attached Agreement Exhibit I, the calculation of flat extras for permanent plans shall be based [*].

II.	All provisions of the Agreements not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

AMERITAS LIFE INSURANCE CORP.

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

Novation to Reinsurance Agreement

WHEREAS, Ameritas Variable Life Insurance Company ("AVLIC") and RGA Reinsurance Company ("Reinsurer"), are parties to a reinsurance agreement ("Reinsurance Agreement"), whereby Reinsurer reinsures AVLIC in accordance with the terms of the Reinsurance Agreement, which is identified on Exhibit "A", attached hereto and incorporated herein; and

WHEREAS, AVLIC is merging into its parent, Ameritas Life Insurance Corp. ("Ameritas") with Ameritas as the surviving company and with the closing of the merger (the "Merger") scheduled to occur after the close of business on April 30, 2007;

It is therefore agreed:

1.	Substitution of Party-The Reinsurance Agreement is amended to provide for Ameritas to act as the reinsured party in substitution of AVLIC.

2.	Performance of Duties, Assumption of Rights - Ameritas hereby assumes and agrees to perform the duties previously performed by AVLIC under the Reinsurance Agreement and hereby assumes the rights previously held by AVLIC under the Reinsurance Agreement. RGA Reinsurance Company hereby accepts Ameritas' agreement and assumption of such duties and rights and accepts the substitution of Ameritas for AVLIC under the Reinsurance Agreement.

3.	Effective Date -This Novation shall take effect as of the actual closing date of the Merger, and such effectiveness is conditioned upon the closing of the Merger. Ameritas will notify the other parties hereto of any change in the scheduled closing date and of the actual closing date.

In witness whereof the parties have signed this instrument.

Executed this 23rd day of April, 2007.

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

AMERITAS LIFE INSURANCE CORP.

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-00-04

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT Effective June 1, 2000

between

AMERITAS VARIABLE LIFE INSURANCE COMPANY, Lincoln, Nebraska

(hereinafter called the "Ceding Company") and

RGA REINSURANCE COMPANY, Chesterfield, Missouri

(hereinafter called the "Reinsurer")

This Amendment is Effective October 1, 2006

I.  INCREASED RETENTION LIMIT

Effective for new business issued on and after the effective date of this Amendment, Schedule II - Retention is hereby revised and replaced by the attached Schedule II - Retention Effective October 1, 2006 which shows that the retention limit shall increase.

II.      INCREASED BINDING LIMIT

Effective for new business issued on and after the effective date of this Amendment, Schedule V - Limits Effective 6/1/00 of the original Agreement is hereby revised and replaced by the attached Schedule V - Limits Effective October 1, 2006.

III.	All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, all parties have executed this Amendment in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE CORP.

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-03-00

ADDENDUM

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

Effective June 1, 2000 between

AMERITAS VARIABLE LIFE INSURANCE COMPANY, Lincoln Nebraska, USA

(Hereinafter called the "Ceding Company") and

RGA REINSURANCE COMPANY, SL Louis, Missouri, USA

(Hereinafter called the "Reinsurer")

This Addendum is Effective July 1, 2003 through December 31, 2003

ADDITION OF THE EXTERNAL TERM CONVERSION PROGRAM TO THE FOLLOWING PLANS: OVATION VARIABLE UNIVERAL LIFE AND VIVA VARIABLE UNIVERSAL LIFE

I.	As of the effective date of this Addendum, the attached Schedule III- Business Covered is hereby added to this Agreement which now includes the above program and plans.

II.	The rate basis (Schedule IV, Reinsurance Premiums) for the above program and plans is hereby added to this

Agreement.

III.	The attached Schedule V, Limits is hereby added to this Agreement which now includes the limits for the above program and plans.

IV.	Schedule IX, External Term Conversion Program Parameters is hereby added to this Agreement.

V.	All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF. both parties have executed this Addendum in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-02-00

ADDENDUM

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT Effective June 1, 2000

between

AMERITAS VARIABLE LIFE INSURANCE COMPNA Y, Lincoln, Nebraska

(hereinafter called the "Ceding Company") and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the ''Reinsurer")

This Addendum is Effective January 1, 2003

I.	ADDITION OF VIVA VARIABLE UNIVERSAL LIFE AND TERM COVERAGE RIDER

As of the effective date of this Addendum, the attached Schedule III, Business Covered is hereby added to this Agreement which now includes the above plan and rider.

II.	The rate basis (Schedule IV, Reinsurance Premiums) for the above plan and rider will be as shown in the base agreement.

III.	The Reinsurance Limits (Schedule V, Limits) for the above plan and rider will be the same as that for other plans covered under this Agreement.

IV.	All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-01-00

ADDENDUM

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT Effective June 1, 2000

between

AMERITAS VARIABLE LIFE INSURANCE COMPANY, Lincoln, Nebraska

(hereinafter called the "Ceding Company") and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the "Reinsurer")

This Addendum is Effective September 1, 2001

I.	ADDITION OF OVATION VARIABLE UNIVERSAL LIFE, LEGACY ASSET RIDER, TERM COVERAGE RIDER AND TERM RIDER FOR COVERED INSURED

As of the effective date of this Addendum, the attached Schedule III, Business Covered is hereby added to this Agreement which now includes the above plans and riders.

II.	The rate basis (Schedule IV, Reinsurance Premiums) for the OVATION Variable Universal Life Plan, Term Coverage Rider and Term Rider for Covered Insured will be the same as that for other plans covered under this Agreement.

The rate basis for the Legacy Asset Rider will be based on the appropriate rates in the attached Rate Schedule S-4. The Ceding Company shall pay reinsurance premiums to the Reinsurer equal to a percentage, as shown below, of the reinsurance premium for the rider.

YEARS l+

[*]

III.	The Reinsurance Limits (Schedule V, Limits) for the above plan and riders will be on the same basis as the base agreement.

IV.	All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-00-02

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

Effective June 1, 2000

between

AMERITAS VARIABLE LIFE INSURANCE COMPANY, Lincoln, Nebraska

(hereinafter called the ''Ceding Company") and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the "Reinsurer")

This Amendment is Effective June 1, 2000

I.	ARTICLE XXI CLAIMS

As of the effective date of this Amendment, the attached wording is hereby added to the Article XII Claims provisions.

II.	ARTICLE XIV REINSURANCE INSOLVENCY

As of the effective date of this Amendment, the attached wording is hereby added to the Article XIV-Insolvency.

III.	SCHEDULE I• REINSURANCE SPECIFICATIONS

As of the effective date of this Amendment, the following wording is hereby added to Schedule I, Reinsurance Specifications.

Claims, Article XII:

1.    Lead Reinsurer                                    ROA Reinsurance Company

2.    Lead Reinsurer Review Threshold        $[*]

       (Aggregate Death Benefit)

IV.	SCHEDULE IV- REINSURANCE PREMIUMS

As of the effective date of this Amendment, the following wording is hereby added to Schedule IV, Reinsurance Premiums.

Reinsurance premiums on unisex policies will be based on actual sex. of the insured.

SUPPLEMENTAL BENEFITS:

WAIVER OF Premium AND DISABILITY BENEFIT RIDER:

The annual premium to be paid to the Reinsurer for reinsurance of Waiver of Premium benefits will be based on the appropriate rate charged the insured, less the applicable allowance as shown below:

Allowances for all Years

[*]%

Rate Schedule S-2

The premium basis for the Covered Insured Rider will be the same as that for the base plan to which the rider is attached. As of the effective date of this Amendment, the Conversion wording is hereby revised and replaced by the following:

CONVERSIONS OR EXCHANGES:

If any business covered under this Agreement is subsequently converted or exchanged to any other plan reinsured by the Reinsurer under this Agreement or under a different Agreement, then such business for the resulting converted or exchanged policy will be reinsured at the rates as shown in the Agreement that covers the plan to which the Original Policy is being converted or exchanged. Rates and allowances, or pay percentages, applicable to the converted or exchanged policy will be determined at point in scale based on the Original Policy that is being converted or exchanged. If the Agreement including the new rates requires policy fees, then they will also apply to the new policy.

If any business covered under this Agreement, is subsequently converted or exchanged to a plan that is not reinsured by the Reinsurer, under this Agreement or under a different Agreement, then such business will be reinsured by the Reinsurer on a Yearly Renewable Tern basis, at the rates as shown below. Rates will be determined at point in scale, based on the Original Policy that is being converted or exchanged.

Rate Schedule S-3

V.	REVISED PREMIUMS FOR ALL PLANS

Effective for all business issued on and after the effective date of this Amendment, the rates for All Plans are hereby revised. The Schedule IV, Reinsurance Premiums (Eff. 6/1/00) cover page and Rate Table S-1 (Eff. 6/1/00) are hereby revised and replaced by the attached Schedule IV, Reinsurance Premiums cover page and Rate Table S-1.

VI.	All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

ARTICLE XII - CLAIMS

ROLE OF LEAD REINSURER

The Ceding Company and/or the Lead Reinsurer (as shown in Schedule O will periodically review the responsibility of the role of Lead Reinsurer and the parameters set forth in this Article as the need arises. If any changes are required, this Article shall be amended appropriately.

For automatic contestable claims as described below, it is understood that:

The Lead Reinsurer will provide their opinion to the Ceding Company before admission or acknowledgement of liability is made.

The Lead Reinsurer will have primary responsibility for reviewing automatic contestable claims as described below. It is understood that the Lead Reinsurer will make its best efforts to review the claims as if it was responsible for the entire ceded/reinsured amount and will give an opinion that conforms with its standard practice. The remaining Reinsurers agree to follow the opinion of the Lead Reinsurer.

The Lead Reinsurer will provide an opinion, but is not responsible to the Ceding Company and/or the other Reinsurers for a claim decision.

Any disputes regarding the Ceding Company's reinsurance claim administration will be directed to the Ceding Company, not the Lead Reinsurer.

The Lead Reinsurer may make recommendations or consultations, either independently or with other Reinsurers in the pool; however, this shall not impair the Ceding Company's freedom to determine the proper action on the claim and settlement made by the Ceding Company shall still be unconditionally binding on the pool.

CLAIMS REPORTING

Procedures for the reporting of claims reinsured under this Agreement are as follows:

For all non-contestable claims and any automatic contestable claims with a death benefit less than or equal to the Lead Reinsurer Review Threshold (as shown in Schedule I): once the Ceding Company has approved and paid the claim, the Ceding Company will send to the Reinsurer proofs of claim, which consist of copies of the claimant's statement, the insured's death certificate and proof of payment.

For automatic contestable claims, where the death benefit exceeds the Lead Reinsurer Review Threshold: prior to making any admission or acknowledgement of liability, the Ceding Company will send a copy of the underwriting file and claims investigation, plus copies of the death certificate and claimant's statement, to all reinsurers.

The Lead Reinsurer shall inform the Ceding Company of its opinion on each claim, via electronic or facsimile transmission, within five (5) business days upon receipt of the above information.

On the occasions that the Lead Reinsurer agrees with the decision of the Ceding Company, and final settlement to the beneficiary has been completed, the Ceding Company will send to the Reinsurer, proofs of claim, which consist of copies of the claimant's statement, the insured's death certificate, proof of payment and a copy of the Lead Reinsurer's opinion. A copy of the proof of payment also will be sent to the Lead Reinsurer.

ARTICLE XII - CLAIMS (CONTINUED)

CLAIMS REPORTING (CONTINUED)

In the event that the Lead Reinsurer's opinion is not in accord with the Ceding Company's proposed action on a claim, the Lead Reinsurer will promptly notify the Ceding Company as above. The Ceding Company will then send copies of all relevant claim papers to the other reinsurance pool members, who will consult with the Lead Reinsurer within five (5) days upon receipt of the claim papers.

The Lead Reinsurer will continue consultations with the Ceding Company on behalf of the other Reinsurers in the pool in an effort to reach consensus. It is understood that the Ceding Company will make the final decision regarding the disposition of the claim.

For contestable facultative claims the Ceding Company, prior to making any admission or acknowledgement of liability, will send to the Reinsurer, copies of the insured's death certificate, claimant's statement and claims investigation papers.

The Reinsurer shall inform the Ceding Company of its opinion regarding each claim, via electronic or facsimile transmission within five (5) business days upon receipt of the above information. The Ceding Company will forward a copy of proof of payment, once the claim has been paid.

ARTICLE XIV - INSOLVENCY

In the event that the Reinsurer is deemed insolvent, it shall be considered in default under this Agreement. The Ceding Company may at its own option within thirty (30) days of the occurrence of this event, give written notice to the Reinsurer of its intention to recapture reinsurance and reserves under this agreement.

(1)	As an alternative to allowing reinsurance to be recaptured, the Reinsurer may elect to place assets in trust in an amount equal to the statutory reserves of the policies reinsured under this agreement.
(2)	If the reinsurance is recaptured, the Ceding Company will pay the Reinsurer the following recapture fee:

[*]

8171-00-01

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT Effective June 1, 2000

between

AMERITAS VARIABLE LIFE INSURANCE COMPANY, Lincoln, Nebraska

(hereinafter called the ''Ceding Company") and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the ''Reinsurer")

This Amendment is Effective June 1, 2000

I.	PAY PERCENTAGES

Effective for all business issued on and after the effective date of this Amendment, the Preferred Non-Tobacco pay percentage in Schedule IV, Reinsurance Premiums (Eff. 6/L/2000) is hereby revised as follows:

Plans	Rate Table	Underwriting Class	Year 1+
	S-1	Preferred
All	3 Class Product	Non-Tobacco	[*]

II.	All provisions of the Automatic and Facultative YRT Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]

8171-00-00

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

BETWEEN

AMERITAS VARIABLE LIFE INSURANCE COMPANY

(HEREINAFTER CALLED IBE "CEDING COMPANY")

Lincoln, Nebraska, USA

and

RGA REINSURANCE COMPANY

(HEREINAFTER CALLED THE "REINSURER")

ST. LOUIS, MISSOURI, USA

THIS AGREEMENT IS EFFECTIVE JUNE 1 , 2000

	TABLE OF CONTENTS
ARTICLE	TITLE	PAGE
I	PARTIES TO TIIE AGREEMENT	3
II	COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE	3
III	SCOPE	4
IV	COVERAGE	5
V	LIABILIITY	6
VI	RETENTION AND RECAPI1JRE	7
VII	REINSURANCE PREMIUMS AND ALLOWANCES	7
VIII	RESERVES	8
IX	TERMINATIONS AND REDUCTIONS	8
X	POLICY ALTERATIONS	8
XI	POLICY ADMINISTRATION AND PREMIUM ACCOUNTING	9
XII	CLAIMS	10
XIII	ARBITRATION	11
XIV	INSOLVENCY	13
xv	OFFSET	13
XVI	RIGIIT TO INSPECT	13
XVII	UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS	13
XVIII	CHOICE OF LAW, FORUM AND LANGUAGE	14
XIX	ALTERATIONS TO TIIE AGREEMENT	14
xx	EXECUTION OFTIIE AGREEMENT	15
SCHEDULES
	REINSURANCE SPECIFICATIONS	16
II	RETENTION	20
III	BUSINESS COVERED	21
IV	REINSURANCE PREMIUMS	22
V	LIMITS	26
VI	SAMPLE STATEMENT SPECIFICATIONS	27
VII	SAMPLE POLICY EXHIBIT	28
VIII	DEFINITTONS	29

ARTICLE I· PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.

ARTICLE II • COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.	AGREEMENT COMMENCEMENT

Notwithstanding the date on which this Agreement is signed, this Agreement will take effect as from the date shown in the attached Schedule I, and applies to new business taking effect on and after this date.

2.	AGREEMENT TERMINATION

This Agreement will be in effect for an indefinite period and may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

3.	POLICY TERMINATION

If the Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

If the Policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

If the Policy continues in force because of the operation of an Automatic Premium Loan provision, or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.	CONTINUATION OF REINSURANCE

On termination of this Agreement in accordance with the provisions in Paragraph two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement until their natural expiry.

ARTICLE III - SCOPE

1.	RETENTION OF THE CEDING COMPANY

The type and amount of the Ceding Company's retention on any one life is as shown in Schedule I. In determining the amounts at risk in each case, any additional death benefits on the same life (e.g. additional term insurance or family income benefits) will be taken into account, as will the amounts at risk under any other existing policies, at the time of commencement. of the policy ceded under this Agreement.

The Ceding Company may alter its retention in respect of future new business at any time. The Ceding Company will promptly notify the Reinsurer of such alteration and its effective date.

2.	CURRENCY

All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

3.	THE REINSURER'S SHARE

The Reinsurer's Share is as shown in Schedule I.

4.	BASIS OF REINSURANCE

Plans of insurance listed in Schedule I will be reinsured on the basis described in Schedule I, using the rates given in the Rate Table as shown in Schedule I.

5.      REINSURANCE ALLOWANCES

The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule I. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company, will be reimbursed to the Reinsurer.

6.      PREMIUM RATE GUARANTEE

Premium Rate Guarantees, if any, are as shown in Schedule I.

7.      POLICY FEES

Policy fees, if any, are as shown in Schedule I.

8.      TAXES

Taxes, if any, are shown in Schedule I.

EXPERIENCE REFUND OR PROFIT COMMISSION

If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

9.      EXPENSE OF THE ORIGINAL POLICY

The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

ARTICLE IV - COVERAGE

AUTOMATIC PROVISIONS

For each risk on which reinsurance is ceded, the Ceding Company's retention at the time of issue will take into account both currently issued and previously issued policies.

The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

1.	RETENTION

The Ceding Company has retained its limit of retention as shown in Schedule I; and

2.	PLANS AND RIDERS

The basic plan or supplementary benefit, if any, is shown in Schedule I; and

3.	AUTOMATIC ACCEPTANCE LIMITS

The underwriting class, age, minimum reinsurance amount, binding amounts and jumbo limits fall within the automatic limits as shown in Schedule I; and

4.	UNDERWRITING

The risk is underwritten according to the Ceding Company's Standard Guidelines; and

The Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer; and

5.	RESIDENCE

The risk is a resident of the Countries, as shown in Schedule I.

If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

FACULTATIVE PROVISIONS

The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician's statement, and any additional information pertinent to the insurability of the risk to the Reinsurer.

The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the Ceding Company will inform the Reinsurer of the initial and ultimate risk amounts for which reinsurance is being requested, or in the case of indexed amounts, the basis of the indexing.

On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. In no case will the Reinsurer's offer on facultative submissions be open after [*] have elapsed from the date of the Reinsurer's offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the Ceding Company must occur within [*] days of the final reinsurance offer. Unless the Reinsurer explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day [*]

The Reinsurer will not be liable for proceeds paid under the Ceding Company's conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.

ARTICLE V • LIABILITY

The liability of the Reinsurer for all claims within automatic cover and all claims arising after facultative acceptance as described in Article IV, will commence simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.

ARTICLE VI • RETENTION AND RECAPTURE

If the Ceding Company changes its limit of retention as shown in Schedule I, written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance in force under this Agreement, on all lives, on which the Ceding Company has maintained its maximum limit of retention, provided that all eligible business is reduced on the same basis. The Ceding Company may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1.	No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2.	Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3.	No recapture will be made unless the Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the Ceding Company established special retention limits less than the Ceding Company's maximum retention limits for the plan, age, and mortality rating at the time the policy was issued.

4.	If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

5.	If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

ARTICLE VII · REINSURANCE PREMIUMS AND ALLOWANCES

1.	LIFE REINSURANCE

Premiums for Life and Supplemental Benefit reinsurance will be as shown in Schedule I.

2.	SUBSTANDARD PREMIUMS

Premiums will be increased by any (flat) extra premium as shown in Schedule I, charged the insured on the face amount initially reinsured. Premiums will be increased by any substandard premium as shown in Schedule I, charged the insured on the net amount at risk reinsured.

3.	JOINT POLICY PREMIUMS

In the case of joint policy premiums, if any, the premium rate payable to the Reinsurer will be as shown in Schedule I.

4.	SUPPLEMENTAL BENEFITS

The Reinsurer will receive a proportionate share of any premiums for additional benefits as shown in Schedule I, as well as for any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.). This share will be based on the ratio between the amount at risk and the total initial benefits insured and will remain constant throughout the entire period of premium payment.

ARTICLE VIII · RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

ARTICLE IX · TERMINATIONS AND REDUCTIONS

Terminations or reductions will take place in accordance with the following rules in order of priority:

l.       The Ceding Company must keep its initial or recaptured retention on the policy.

2.	Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

3.	A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

4.	A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

5.	If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

6.	When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

ARTICLE X · POLICY ALTERATIONS

1.       REINSTATEMENT.

Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.       EXTENDED TERM AND REDUCED PAID-UP INSURANCE

If the original policy lapses and extended term insurance or reduced paid-up insurance is elected under the terms of the policy, reinsurance will be proportionately adjusted. The reinsurance premiums will be calculated in the same manner as reinsurance premiums were calculated on the original policy.

3.       EXCHANGES OR CONVERSIONS

An exchange or conversion is a new policy replacing a policy issued earlier by the Ceding Company or a change in an existing policy that is issued or made either:

l.       Under the terms of the original policy, or,

2.      Without the same new underwriting information the Ceding Company would obtain in the absence of the original policy.

3.      Without a suicide exclusion period, or contestable period of equal duration, to those contained in new issues by the Ceding Company, or

ARTICLE X • POLICY ALTERATIONS (CONTINUED)

4.	Without the payment of the same allowances in the first year, that the Ceding Company would have paid in the absence of the original policy.

3.       EXCHANGES OR CONVERSIONS (CONTINUED)

Exchanges or Conversions will be reinsured under this Agreement only if the original policy was reinsured with the Reinsurer; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the Reinsurer immediately prior to the exchange or conversion. Premiums will be as shown in Schedule I.

Note: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

Note: Re-Entry, e.g. wholesale replacement and similar programs are not covered under this Article. If Re-Entry is applicable to this treaty, then it will be covered in Schedule I.

ARTICLE XI· POLICY ADMINISTRATION AND PREMIUM: ACCOUNTING

1.	ACCOUNTING PERIOD AND PREMIUM DUE

The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, terminations, renewals, claims, and premium due, as shown in Schedule I.

2.	ACCOUNTING ITEMS

The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.	REINSURANCE ADMINISTRATION REQUIREMENTS

Reinsurance Administration Requirements are as shown in Schedule I.

4.	PAYMENT OF BALANCES

The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay any balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

ARTICLE XI- POLICY ADMINISTRATION AND PREMIUM ACCOUNTING (CONTINUED)

5.	BALANCES IN DEFAULT

The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Article, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown in Schedule I.

6.	OFFSET

Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties.

7.	FLUCTUATIONS IN EXCHANGE RATES

If the premium due periods allowed for the payment of balances are exceeded by either party, the debtor will bear the currency risk, in the event of any subsequent alteration in the exchange rate, by more than five percent, unless the debtor is not responsible for the delay in payment.

ARTICLE XII - CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured and any additional benefits which are defined in accordance with the underlying policy and are reinsured under this Agreement.

1.	NOTICE

The Ceding Company will promptly notify the Reinsurer of all claims.

2.	PROOFS

In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.	PAYMENT OF BENEFITS

The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the Reinsurer for its recommendation before admission of any liability on the part of the Ceding Company.

If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer’s share of reinsurance liability will change proportionately.

ARTICLE XII • CLAIMS (CONTINUED)

4.              CONTESTED CLAIMS

The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the Reinsurer will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

5.	CLAIMS EXPENSES

If the Reinsurer declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date, from the date it notifies the Ceding Company it declines to be a party.

6.	EXTRA CONTRACTUAL OBLIGATIONS

In no event will the following categories of expenses or liabilities be reimbursed:

a.	Routine investigative or administrative expenses;

b.	Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

c.	Extra contractual damages, including punitive damages and exemplary damages; or

d.	Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

ARTICLE XIII · ARBITRATION

l.       GENERAL

The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.       NOTICE

To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt.

3.      PROCEDURE

Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as Chairman of the tribunal.

ARTICLE XIII – ARBITRATION (CONTINUED)

3.	PROCEDURE (CONTINUED)

If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the Arbitration Association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the Arbitration Association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the Arbitration Association. Such expense shall be borne equal by each party to this Agreement.

The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.	ARBITRATION COSTS

All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.	PLACE OF ARBITRATION

The place of arbitration is as shown in Schedule I.

6.	ARBITRATION SETTLEMENT

The award of the tribunal, will be in writing, and binding upon the consenting parties.

ARTICLE XIV - INSOLVENCY

In the event of the insolvency of the Ceding Company, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution because of the insolvency and in accordance with the terms of this Agreement.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor. The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

ARTICLE XV • OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against, either the Reinsurer or the Ceding Company, with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

ARTICLE XVI - RIGHT TO INSPECT

Upon request the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1.	Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2.	During the Ceding Company's normal office hours these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two weeks in advance and even in urgent cases at least forty-eight hours in advance; and

3.	The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.

ARTICLE XVII- UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

ARTICLE XVIII - CHOICE OF LAW, FORUM, AND LANGUAGE

1.	CHOICE OF LAW AND FORUM:

This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the Courts, as shown in Schedule I.

2.	LANGUAGE

The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.

ARTICLE XIX - ALTERATIONS TO THE AGREEMENT

This Reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment, Addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

ARTICLE XX • EXECUTION OF THE AGREEMENT

IN WITNESS OF TIIE ABOVE,

AMERITAS VARIABLE LIFE INSURANCE COMPANY

OF

LINCOLN, NEBRASKA, USA

AND

RGA REINSURANCE COMPANY

OF

ST. LOUIS, MISSOURI, USA

HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT IN DUPLICATE ON

THE DATES INDICATED BELOW:

AMERITAS VARIABLE LIFE INSURANCE COMPANY

/S/ [*]

RGA REINSURANCE COMPANY

/S/ [*]